Exhibit 99.1

 iTalk Inc. signs LOI to acquire Australasian Technology Innovator

Ft. Lauderdale, FL - September 3, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) (“iTalk” or the “Company”), a global provider of advanced communications and mobile broadband services, is pleased to announce that it has signed a binding Letter of Intent to acquire New Zealand based Idataroam International Limited and its subsidiary Australian based Idataroam International Pty Limited (IDR).

Idataroam provides data roaming solutions to travellers through the use of innovative technology and software solutions.  IDR offers robust white label mobile Wi-Fi access services to the vehicle rental and passenger transport industries in Australia and New Zealand.

“The proven Idataroam technology and its established client base of multinational customers will permit iTalk to diversify its data business in the North American market and also expand into international markets,” commented Clive Raines, iTalk’s New Zealand based Director of Australasia and Europe Operations.  “The acquisition of proven and tested intellectual property and platform from Idataroam will allow the rapid development of services for new global markets and existing iTalk services can be offered to the Australasian market.”

David F. Levy, Chief Executive Officer of iTalk, concluded, “Through this potential acquisition, iTalk will take another step toward becoming a truly global wireless voice and data service innovator.  The Idataroam travel industry focused services perfectly complement the mobile Internet access, cloud based applications, and international calling services currently offered by the iTalk family of companies.”

This potential acquisition remains subject to, among other things, iTalk Inc. and Idataroam completing customary pre-closing due diligence and entering into a Stock Purchase Agreement.  The Stock Purchase Agreement is expected to be signed by all parties on or before the end of September 25th, 2013.  There can be no assurance that any transaction will be completed as proposed or at all.

About Idataroam

IDR is a leading Mobile Virtual Network Operator (MVNO) providing specialist mobile data services to regional and multinational clients in Australia and New Zealand from its Head Office in Auckland, New Zealand.  Through technology, software, and cloud based services developed by IDR, a number of mobile data and Internet access services are provided that are not available from other carriers.  Clients rent portable 3G/4G Wi-Fi Internet access devices to their customers by the day with flexible included data allocation and real time billing options.  Customers can purchase additional data at any time.  Each device can support 6-8 users providing Internet access for a number of mobile phones, tablets, and other Wi-Fi capable devices saving on high data roaming and hotel rates.  The battery powered pocket sized Hotspots are supplied with 110-240 volt and 12 volt vehicle adaptors.

About iTalk

iTalk, Inc. (OTCQB: TALK) (OTCBB: TALK) is a publicly traded global provider of advanced communications and mobile broadband services.  The Company utilizes innovative and disruptive technologies, including Voice-over-IP (VoIP), nationwide 3G/4G mobile broadband networks, smartphones, and mobile applications ("apps") to offer consumers the highest-quality low-cost no-contract alternatives to voice, data, and mobile services from major national carriers.  Through our access to an extensive network, iTalk is able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities.  iTalk's current and planned products, services, and brands include, RocketVoIP.com, (www.rocketvoip.com), 1-800-GET-VOIP, ITG long distance calling cards, iData 3G/4G Mobile Broadband, iTalk Unlimited Nationwide Talk, and the iTalk iPod Touch Sleeve smartphone adapter.  For further information, visit www.italkmobility.com.

Disclaimer/Safe Harbor: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995.  The Company intends that such forward-looking statements be subject to the safe harbors created thereby.  The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management.  When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements.  Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected.  In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.  Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.

Contact:

iTalk Inc. - Investor Relations Dept.
investor@italkmobility.com
www.italkmobility.com